Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Covista Communications, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated April 11, 2001 (April 24, 2001 as to Note 21c), appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2001, as amended on Form 10-K/A.








/s/  Deloitte & Touche LLP
     New York, New York
     February 8, 2002